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                                                                   EXHIBIT 99.1

               CONSENT OF CREDIT SUISSE FIRST BOSTON CORPORATION

  We hereby consent to the use of Annex VI containing our opinion letter dated September 17, 1997 to the Board of Directors of Living Centers of America, Inc. (the "Company") in the Joint Proxy Statement-Prospectus constituting a part of the Registration Statement on Form S-4 relating to the proposed recapitalization of the Company and merger with GranCare, Inc. and to the references to our firm in such Joint Proxy Statement-Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                     CREDIT SUISSE FIRST BOSTON CORPORATION

                                                 /s/ Trygve Mikkelsen
                                     By: ______________________________________

New York, New York
September 24, 1997